Exhibit 10.9

AMENDMENT 4

TO THE

GROUP SHORT TERM DISABILITY REINSURANCE AGREEMENT

This Amendment 4 (this “Amendment”) to the Group Short Term Disability Reinsurance Agreement between Symetra Life Insurance Company (“Insurer”) of Bellevue, Washington and Reliance Standard Life Insurance Company doing business as Custom Disability Solutions, as Managing Agent (“Managing Agent”) for each of the participating reinsurers collectively referred to in the Reinsurance Agreement as the American Disability Reinsurance Underwriters Syndicate (ADRUS or “Reinsurer”),originally effective January 1, 1999, as amended (the “Reinsurance Agreement”), is entered into between Symetra and Managing Agent effective as of the dates stated below in sections 1-4 of this Amendment.

WHEREAS, pursuant to Amendment 3 to the Reinsurance Agreement, the parties terminated the reinsurance under the Reinsurance Agreement with respect to policies written on or after June 1, 2011;

WHEREAS, pursuant to that certain Group Long Term & Short Term Disability Reinsurance Agreement between Symetra and Managing Agent, effective April 1, 2012 (the “2012 Reinsurance Agreement”), the Reinsurer reinsures (i) Group Short Term Disability (“STD”) policies written by the Insurer with policy effective dates on or after April 1, 2012, and (ii) STD policies written by the Insurer with policy effective dates from June 1, 2011 up to and including March 31, 2012, effective on each such policy’s next anniversary date occurring on or after July 1, 2012;

WHEREAS, concurrently with this Amendment, the parties will amend the 2012 Reinsurance Agreement to reinsure STD policies with policy effective dates prior to June 1, 2011 which are currently reinsured pursuant to the Reinsurance Agreement (the “Legacy Block”); and

WHEREAS, the parties desire to amend the Reinsurance Agreement to terminate the reinsurance for Legacy Block policies that will be reinsured pursuant to the 2012 Reinsurance Agreement, as amended.

NOW THEREFORE, in consideration of the mutual agreements contained herein, and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1.	Effective March 1, 2013, the Reinsurance Agreement shall be terminated with respect to the Maxx Material Systems Legacy Block STD policy; however, the Reinsurer shall remain liable under the Reinsurance Agreement for all claims incurred under the Maxx Material Systems Legacy Block STD policy prior to March 1, 2013.

2.	Effective June 1, 2013, except for the Parkdale Mills and Parkdale America Legacy Block STD policies and STD policies administered by Excess Risk Underwriters, Inc. (“ERU”), the Reinsurance Agreement shall be terminated with respect to all remaining Legacy Block STD Policies; however, the Reinsurer shall remain liable under the Reinsurance Agreement for all claims incurred under such policies prior to June 1, 2013.

3.	Effective July 1, 2013, the Reinsurance Agreement shall be terminated with respect to the Parkdale Mills and Parkdale America Legacy Block STD policies; however, the Reinsurer shall remain liable under the Reinsurance Agreement for all claims incurred under the Parkdale Mills and Parkdale America Legacy Block STD policies prior to July 1, 2013.

4.	Effective February 1, 2014, the Reinsurance Agreement shall be terminated with respect to any remaining in-force Legacy Block STD Policies, including but not limited to reinsurance under the Reinsurance Agreement for STD policies administered by ERU; however, the Reinsurer shall remain liable under the Reinsurance Agreement for all claims incurred under such policies prior to February 1, 2014.

5.	All claims incurred under STD policies while such policies were reinsured under the Reinsurance Agreement will continue to be administered by the Managing Agent.

6.	All provisions of the Reinsurance Agreement not in conflict with the provisions of this Amendment will continue unchanged.

IN WITNESS WHEREOF, each of the parties hereto has caused this Amendment to be executed on its behalf by the signature of its duly authorized representative as of the dates shown below:

CUSTOM DISABILITY SOLUTIONS		SYMETRA LIFE INSURANCE COMPANY

By:	/s/ Paul K. Fields	By:	/s/ Thomas M. Foran
Name:	Paul K. Fields	Name:	Thomas M. Foran
Title:	CFO	Title:	Vice President
Date:	4/16/13	Date:	4/16/2013

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